UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 21, 2011

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		19004
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2011, Central European Distribution Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment”) to the PLN 330,000,000 Term and Overdraft Facilities Agreement, dated as of December 17, 2010, as amended on February 29, 2011 (the “Credit Facility”), among the Company, as original guarantor, CEDC International sp. z o.o., Przedsiebiorstwo “Polmos” Bialystok S.A. and PWW sp. z o.o. as borrowers, Bank Handlowy w Warszawie S.A., as agent, original lender and security agent, and Bank Zachodni WBK S.A., as original lender. A copy of the press release announcing the entry into the Agreement is attached hereto as Exhibit 99.1.

Pursuant to the Amendment, among other things and subject to the terms and conditions contained therein, (i) the Company will repay the remaining PLN 122.5 million (approximately US$45.2 million) term facility available under the Credit Facility while at the same time retaining the PLN 120 million (approximately US$44.48 million) overdraft facility available thereunder which is currently not utilized and (ii) the continuing overdraft facility will no longer be subject to the Consolidated Coverage Ratio and Net Leverage Ratio covenants requiring that the Company maintain defined ratios of EBITDA to fixed charges and total debt less cash to EBITDA, respectively, as was previously required under the Credit Facility.

The Amendment also provides for an initial 100 basis point reduction in the margin charged to the Company under the Credit Facility, with further reductions to come over the next nine months, and the maximum amount available for borrowing under the overdraft facility will be reduced over the course of the next nine months as well.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein. In the event of any conflict between the foregoing summary and the full text of the Amendment, the text of the Amendment shall control.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement to the PLN 330,000,000 Term and Overdraft Facilities Agreement, dated April 21, 2011, among Central European Distribution Corporation, CEDC International sp. z o.o., Przedsiebiorstwo “Polmos” Bialystok S.A., PWW sp. z o.o., Bank Handlowy w Warszawie S.A. and Bank Zachodni WBK S.A.

99.1	Press Release issued by Central European Distribution Corporation on April 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: April 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement to the PLN 330,000,000 Term and Overdraft Facilities Agreement, dated April 21, 2011, among Central European Distribution Corporation, CEDC International sp. z o.o., Przedsiebiorstwo “Polmos” Bialystok S.A., PWW sp. z o.o., Bank Handlowy w Warszawie S.A. and Bank Zachodni WBK S.A.

99.1	Press Release issued by Central European Distribution Corporation on April 21, 2011.